Exhibit 99.1

Finjan Holdings to Present at Two Upcoming Conferences
Company to host presentations at B. Riley on May 25, 2017 and LD Micro on June 6, 2017

EAST PALO ALTO, CA – 05/18/17 -- Finjan Holdings, Inc. (NASDAQ:FNJN), a cybersecurity company, announced today that it will be presenting at:

•	The 18th Annual B. Riley Investor Conference on May 25th at 12:30 PM PT at the Loews Santa Monica Hotel in Los Angeles, California and

•	The 7th Annual LD Micro Invitational on June 6th at 2:30 PM PT at the Luxe Sunset Boulevard Hotel in Los Angeles, California

At both events, Phil Hartstein, Finjan’s CEO and Michael Noonan, CFO, will be presenting, as well as meeting with investors.

Investors and interested parties may listen to the live webcast of both presentations by going to the Calendar section of Finjan’s IR Website at https://ir.finjan.com/ir-calendar.

ABOUT FINJAN HOLDINGS, INC.
Established 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com. All Finjan regulatory filings are available on the Securities and Exchange Commission (SEC) website at www.sec.gov, and can also be found at ir.finjan.com/all-sec-filings.

Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
LinkedIn: linkedin.com/company/finjan Facebook: facebook.com/FinjanHoldings/
Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Valter Pinto | KCSA Strategic Communications
(650) 282-3245
investors@finjan.com